SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

Date of Report (date of earliest event reported)
October 23, 2003

VASTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31589	54-1616513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
(Address of principal executive offices)

(703) 661-9006
(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

99.1                           Press release dated October 23, 2003 by Vastera, Inc.

ITEM 9. Regulation FD Disclosure.

The information set forth below is being furnished pursuant to Item 12 Results of Operations and Financial Condition.

On October 23, 2003, Vastera, Inc. (“Vastera” or the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2003 and presenting certain other information.  The press release, which has been attached to this Form 8-K as Exhibit 99.1, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The press release discloses certain financial measures, such as pro forma earnings (loss) and EBITDA, as adjusted, that are considered non-GAAP financial measures in certain circumstances.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003
VASTERA, INC.

	By:	/s/ Mark J. Ferrer
Mark J. Ferrer
Chief Executive Officer

Exhibit Index

Exhibit Index	Description

99.1	Press release dated October 23, 2003, issued by Vastera, Inc.